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                                                                     EXHIBIT 3.2


                                     BYLAWS
                                       OF
                        AMERICAN MUTUAL HOLDING COMPANY

                                   ARTICLE I

                            MEETINGS OF THE MEMBERS


         Section 1.1 Meetings of the members of American Mutual Holding Company (the "Corporation") shall be held in accordance with the provisions of the Corporation's Articles of Incorporation (the "Articles of Incorporation").

         Section 1.2 A member who is a qualified voter as defined in the Articles of Incorporation ("Qualified Voter") who desires to cast his, her or its vote by ballot without attending the meeting may do so by requesting a ballot from the principal office of the Corporation at least five (5) days prior to such meeting. Unless so requested it shall not be necessary for the Corporation, its officers or Directors, to furnish a ballot to any Qualified Voter except those present in person at such meeting. Provided, however, that whenever the number of candidates nominated for election for the office of Director is greater than the number to be elected, or whenever a proposed amendment to the Articles of Incorporation is to be voted upon at such meeting, or whenever the Board of Directors in its sole discretion may deem it advisable, a ballot shall be furnished to each Qualified Voter without a prior request.

         Section 1.3 Ballots shall contain the names of the candidates for Director or Directors and the terms for which such Director or Directors are to be elected, and any proposed amendment to the Articles of Incorporation or other proposition to be voted upon at such meeting, as the case may be. In addition to the ballot there may be submitted to the Qualified Voters such information about the candidates and their qualifications, or the merits of the proposed amendment or proposition as the Board of Directors may deem proper. When a ballot is submitted to all Qualified Voters it shall be mailed, not more than sixty (60) nor less than twenty (20) days prior to the date of such meeting, to each such voter at his, her or its post office address as the same appears on the records of the Corporation. No vote by proxy shall be counted.

         Section 1.4 Ballots shall contain directions that the Qualified Voter may vote for a candidate by placing a cross in the square opposite the Qualified Voter's name, or that the Qualified Voter may vote for or against an amendment to the Articles of Incorporation or for or against any other proposition by a cross in the square provided for that purpose and shall contain the date of the meeting at which it is to be voted. Such ballot shall be signed by the Qualified Voter and shall include the address and the number of such policy or contract by virtue of which such Qualified Voter's membership in the Corporation is derived and shall be mailed to the Home Office of the Corporation and shall not be counted unless it reaches the Home Office no later than the day prior to the annual or special meeting at which it is to be voted.

         Section 1.5 At a meeting at which members of the Board of Directors are to be elected, if the ballot contains the name of a candidate who dies or withdraws before the election and is included in a class for which the number of candidates nominated for election is greater than the number to be elected, then there shall be no election in such class. A new election shall be held for the unexpired term of such vacancy or vacancies at the next following annual meeting.

         Section 1.6 The Qualified Voters in attendance at an annual or special meeting shall select not less than three tellers from among the Qualified Voters in attendance at the meeting, none of whom shall be a candidate for the office of Director if Directors shall be voted on at such meeting, who shall canvass the vote and report in


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writing to the Board of Directors the results of the vote. Alternatively, the
Board of Directors may appoint an independent auditor as teller.

         Section 1.7 The person or persons receiving the highest number of votes cast by Qualified Voters either in person or by ballot shall be elected Director or Directors. Any proposed amendment to the Articles of Incorporation or any other matter submitted to the Qualified Voters shall be carried or lost in accordance with the majority votes in person or by ballot for or against it unless otherwise provided in the Articles of Incorporation. Such ballots shall be preserved by the Secretary at least until after the first subsequent annual meeting and shall be available for inspection at the request of any Qualified Voter.


                                   ARTICLE II

                     NOMINATION OF CANDIDATES FOR DIRECTOR


         Section 2.1 Nomination of candidates for Director to succeed those whose terms are expiring shall be made each year by the Board of Directors and may be made by the Qualified Voters in accordance with Section 2.2 of these Bylaws.

         Section 2.2 To be nominated by the Qualified Voters a person must have been designated as a nominee by Qualified Voters residing in at least seven (7) states of the United States of America and numbering in each such state not less than one tenth of one per cent (1/10 of 1%) of the Qualified Voters of the entire Corporation on the last day of the month preceding a date ninety (90) days preceding such annual meeting. For the purpose of this Section, the District of Columbia shall be deemed to be a state of the United States of America. A Qualified Voter shall designate the Qualified Voter's proposed nominee by a certificate of designation of proposed nominee ("Certificate of Designation") which shall set forth the name and address of the proposed nominee, the name, address and the number of the policy or contract by virtue of which the Qualified Voter's membership interest in the Corporation is derived. A Certificate of Designation shall be signed and sworn to or affirmed by the Qualified Voter before a person authorized to administer oaths in the jurisdiction where the Qualified Voter signs the certificate of designation and the Qualified Voter's signature must be verified by such person. A Qualified Voter shall not designate more than one proposed nominee in any one year. Any Certificate of Designation of any Qualified Voter who or which purports to designate more than one proposed nominee in any one year shall be void.

         Section 2.3 Statements of nominations made by the Board of Directors shall be signed by the Chief Executive Officer or such other officer or Director of the Corporation as may be authorized so to do by the Board of Directors.

         Section 2.4 A statement of nominations made by the Board of Directors and Certificates of Designation of nominees by the Qualified Voters shall be filed with the Secretary of the Corporation not more than one hundred twenty
(120) nor less than ninety (90) days before the date of the annual meeting of the Corporation, provided, however, that the Board of Directors at any time after filing its statement of nominations with the Secretary of the Corporation may substitute another candidate for any candidate whom it has nominated by filing a statement or statements of such substitution or substitutions with the Secretary of the Corporation. Each nominee shall be assigned to a class which has terms expiring. If the Qualified Voters designating a nominee fail to assign the nominee to any class or are not in agreement as to the class to which a designated nominee should be assigned the Board of Directors shall make such assignment. Each nominee shall be required to notify the Secretary in writing of his or her availability as a candidate for election to the Board of Directors so that such notification shall be received by the Secretary not less than seventy-five (75) days before the annual meeting, provided, however, that a nominee or nominees who have been substituted by the Board of Directors shall notify the Secretary in writing of his availability as a candidate for election to the Board of Directors within five (5) days after the filing with the Secretary of the Corporation of the statement of substitution of such nominee.




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         Section 2.5 Directors who are not officers of the Corporation shall retire from the Board of Directors at the annual meeting next following the date they attain age 70 or retire from active employment notwithstanding any election for a longer term. A Director other than the Chief Executive Officer who is also an officer of the Corporation shall retire from the Board upon retirement from the Corporation as an employee or upon any other termination of office for any reason. A Director who is also the Chief Executive Officer shall not retire from the Board upon his or her retirement as an employee, but shall remain a member of the Board after such retirement for a period not to exceed two (2) years after the date of the annual meeting following the date of his or her retirement. However, upon termination of his employment for any reason other than retirement, the Chief Executive Officer shall immediately retire from the Board.

                                  ARTICLE III

                             THE BOARD OF DIRECTORS

         Section 3.1 Annual meetings of the Board of Directors shall be held as soon as practicable after each annual meeting of the members of this Corporation, and other meetings of the Board of Directors shall be held on the call of the Chief Executive Officer or by a majority of the Board of Directors upon two (2) days written notice at the times and places designated in the call, unless the Board of Directors shall by resolution fix the time and place of said meetings. Any director may waive any call or notice required to be given either before or after the time stated therein.

         Section 3.2 At all meetings of the Board of Directors, regular or special, a majority of its membership shall constitute a quorum for the transaction of business, but at any such meeting less than a quorum may adjourn from time to time to a subsequent date at which date the meeting may be held without notice provided a quorum is present at such deferred meeting. At all meetings of the Board of Directors, regular or special, a quorum being present, the act of the majority of the directors present at the meeting shall be the act of the Board of Directors unless a greater number is required by law, the Articles of Incorporation or these Bylaws. At each annual meeting the Board shall elect a Secretary of the Board who shall keep a record of the proceedings of the Board of Directors.

         Section 3.3 The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of reasonable expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 3.4 Any action required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting if all members of the Board of Directors or committee of the Board of Directors, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee of the Board of Directors.

         Section 3.5 Every director, and every member of any committee of the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within each other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities, surplus and/or net profits of the Corporation.

         Section 3.6 No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in



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which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any one or more of such officer's or director's votes are counted for such purpose, if: (a) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Qualified Voters entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the Qualified Voters; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the Qualified Voters. All Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV

                                   COMMITTEES

         Section 4.1 An Executive Committee composed of not less than four (4) nor more than six (6) Directors and the Chief Executive Officer is hereby created. The other members of the Executive Committee shall be appointed by the Board of Directors and shall serve during the pleasure of the Board. A majority of the members of the Executive Committee shall constitute a quorum and any matters voted on by the persons who make up such quorum shall be carried or lost in accordance with the majority of votes cast for or against such matter. The Executive Committee shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation except when the Board of Directors is in session and except the power to make, alter or repeal Bylaws and the power to fill vacancies in, or make nominations for the Board.

         Section 4.2 The Board of Directors shall have the power to appoint such other committees as it may see fit. The Board of Directors or Executive Committee shall have the power to delegate to any committee so appointed such of their respective powers as the Board of Directors or the Executive Committee select to delegate.

                                   ARTICLE V

                   ELECTION OF CEO AND OTHER OFFICERS BY THE

                               BOARD OF DIRECTORS

         Section 5.1 At any of its meetings the Board of Directors may elect a Chief Executive Officer and such officers of the Corporation as the Board may deem necessary, each of whom shall serve until removed by the Board of Directors. The Chief Executive Officer may appoint other officers, each of whom shall serve until removed by the Chief Executive Officer.

                                   ARTICLE VI

                RESPONSIBILITIES OF THE CHIEF EXECUTIVE OFFICER

         Section 6.1 The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board and the Executive Committee, shall exercise a general supervision and superintendent over all the business affairs of the Corporation and shall possess such other powers and perform such other duties as may be incident to the office of Chief Executive Officer. The Chief Executive Officer shall preside at all



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meetings of the Board of Directors from which the Chairman of the Board of
Directors is absent. The Chief Executive Officer shall preside at all meetings of the Corporation.

                                  ARTICLE VII

                 RESPONSIBILITIES OF THE CHAIRMAN OF THE BOARD

         Section 7.1 The Chairman of the Board of Directors shall preside at meetings of the Board of Directors at which he or she is present. The Chairman of the Board shall have such powers and perform such duties as may be assigned to him or her by these Bylaws or by or pursuant to authorization of the Board.

                                  ARTICLE VIII

                   DUTIES OF OFFICERS, OTHER THAN THE CEO AND

                             CHAIRMAN OF THE BOARD

         Section 8.1 All officers other than the Chief Executive Officer shall also have and perform such duties as may be assigned to them by the Board of Directors or the Chief Executive Officer.

                                   ARTICLE IX

                   CONTRACTS AND STOCK IN OTHER CORPORATIONS

         Section 9.1 The Board of Directors may authorize any officer or officers, agent or agents of the Corporation, in addition to the officers who may otherwise be authorized, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         Section 9.2 In the absence of a resolution of the Board of Directors to the contrary, the Chief Executive Officer, the President and any Vice President acting within the scope of his or her authority are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders of any corporation in which this Corporation holds or owns shares of stock, and in that connection, on behalf of this Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The Board of Directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock in any other corporation in which this Corporation may own or hold shares of stock.

                                   ARTICLE X

                            FUNDS OF THE CORPORATION

         Section 10.1 All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as shall from time to time be selected by resolution of the Board of Directors.

         Section 10.2 All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.




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                                   ARTICLE XI

                   AMENDING, ALTERING OR REPEALING THE BYLAWS

         Section 11.1 These Bylaws may be amended, altered or repealed by the Board of Directors at any regular or special meeting of the Board of Directors, provided written notice expressing in substance the proposed changes shall have been given to each Director at least two (2) days prior to the date of such regular or special meeting.

                                  ARTICLE XII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 12.1 The Corporation shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the maximum extent it is empowered to indemnify and advance expenses to a director by sections 490.850 through 490.858, 1995 Code of Iowa, as they now exist or may hereafter be amended or changed (but, in the case of any such amendment or change, only to the extent that such amendment or change empowers the Corporation to provide broader indemnification than said law empowered the Corporation to provide prior to such amendment or change), against reasonable expenses (including attorneys'
fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof; provided, however, that except as provided in Section 12.2 of these bylaws with respect to proceedings seeking to enforce rights of indemnification, entitlement to such indemnification shall be conditional upon the Corporation being afforded the opportunity to participate directly on behalf of such person in such claim, action, suit or proceeding or any settlement discussions relating thereto, and with respect to any settlement or other nonadjudicated disposition of any threatened or pending claim, action, suit or proceeding, entitlement to indemnification shall be further conditional upon the prior approval by the Corporation of the proposed settlement or nonadjudicated disposition. Such approval shall be made (a) by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit or proceeding, or (b) by special legal counsel selected by the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the claim, action, suit, or proceeding, or, if the requisite quorum of the full board cannot be obtained therefor, by a majority vote of the full board, in which selection of counsel directors who are parties may participate. Approval or disapproval by the Corporation of any proposed settlement or other nonadjudicated disposition shall not subject the Corporation to any liability to or require indemnification or reimbursement of any party whom the Corporation would not otherwise have been required to indemnify or reimburse. The right to indemnification conferred in this Article XII shall include the right to payment or reimbursement by the Corporation of reasonable expenses incurred in connection with any such claim, action, suit or proceeding in advance of its final disposition; provided, however, that the payment or reimbursement of such expenses in advance of the final disposition of such claim, action, suit or proceeding shall be made only upon (a) delivery to the Corporation of a written undertaking, by or on behalf of the person claiming indemnification under this Article XII to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article XII or otherwise, or (b) delivery to the Corporation of a written affirmation of such person's good faith belief that such person has met the applicable standard of conduct necessary to require indemnification by the Corporation pursuant to this Article XII or otherwise, or
(c) a determination that the facts then known to those making the determination would not preclude indemnification under this Article XII.



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         Section 12.2 Any indemnification or advancement of expenses required under this Article XII shall be made promptly upon, and in any event within thirty (30) days after, the written request of the person entitled thereto. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days of the date such request is received by the Corporation, the person seeking indemnification or advancement of expenses as granted by this Article XII may at any time within the applicable statute of limitations bring suit against the Corporation in any court of competent jurisdiction to establish such person's right to indemnity or advancement of expenses. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification in any such action or proceeding shall also be indemnified by the Corporation. It shall be a defense to any action brought against the Corporation to compel indemnification (other than an action brought to enforce a claim for the advancement of expenses pursuant to this Article XII where the written affirmation of good faith or the undertaking to repay as required above has been received by the Corporation) that the claimant has not met the standard of conduct set forth in section 490.851, 1995 Code of Iowa, but the burden of proving such defense shall be on the Corporation. Neither (a) the failure of the Corporation (including its Board of Directors, special legal counsel or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in section 490.851, 1995 Code of Iowa, nor (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors, special legal counsel or the shareholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct. In the event that the applicable standard of conduct has been met as to some claims, actions, suits or proceedings, but not as to others, a person who has a right of indemnification pursuant to this Article XII shall be indemnified against all expenses (including attorney fees) actually and reasonably incurred by such person in connection with the claim, action, suit or proceeding as to which the applicable standard has been met. Nothing contained in this section shall limit the obligation, duty or ability of the Corporation to indemnify such person as provided elsewhere in this Article XII.

         Section 12.3 The provisions of this Article XII shall be deemed a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article XII and the relevant provisions of the Iowa Business Corporation Act are in effect, and any repeal or modification of any such law or of this Article XII shall not adversely affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         Section 12.4 The Corporation shall indemnify and advance expenses to any person who was or is a witness in or is threatened to be made a witness in any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the Corporation, or (b) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, to the same extent that such person would be entitled to indemnification and advancement of expenses under this
Article XII if such person were, or were threatened to be made, a party to such claim, action, suit or proceeding, against reasonable expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.

         Section 12.5 Except as limited by section 490.851, 1995 Code of Iowa, the indemnification and advancement of expenses provided by or granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise; provided, however, that in no event shall any such provision or agreement provide indemnification to a person who was or is a director or officer of the Corporation (a) for a breach of a director's or officer's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or knowing



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violation of the law, (c) for a transaction from which the person seeking indemnification derived an improper personal benefit or (d) for liability under section 490.833, 1995 Code of Iowa.

         Section 12.6 This Article XII shall be applicable to all claims, actions, suits or proceedings commenced after the effective date hereof, whether arising from acts or omissions occurring before or after the effective date hereof. Each person who is now serving or who shall hereafter serve as a director or officer of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided for in this Article XII, and such rights of indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, administrators and legal or personal representatives of such a person. If this Article XII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation to the maximum extent permitted by any applicable portion of this Article that shall not have been invalidated.

         Section 12.7 Notwithstanding anything in this Article XII to the contrary, except with respect to proceedings initiated to enforce rights of indemnification to which such person is entitled under this Article XII or otherwise, the Corporation shall indemnify any such person in connection with a claim, action, suit or proceeding (or part thereof) initiated by such person only if the initiation of such claim, action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

         Section 12.8 The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII, section
490.850 through 490.458, 1995 Code of Iowa, or otherwise. The Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or similar arrangements), as well as enter into contracts providing for indemnification to the maximum extent permitted by law and including as part thereof any or all of the foregoing, to ensure the payment of such sums as may become necessary to effect full indemnification. The Corporation's obligation to make indemnification and pay expenses pursuant to this Article XII shall be in excess of any insurance purchased and maintained by the Corporation and such insurance shall be primary. To the extent that indemnity or expenses of a person entitled to indemnification and payment of expenses pursuant to this Article XII are paid on behalf of or to such person by such insurance such payments shall be deemed to be in satisfaction of the Corporation's obligation to such person to make indemnification and pay expenses pursuant to this Article XII.







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